LIMITED CONSENT AND MODIFICATION

September 9, 2011

Ameron International Corporation
245 South Los Robles Avenue
Pasadena, California 91101-3638

Re: Limited Consent and Modification
Ladies and Gentlemen:
This Limited Consent and Modification (this “Consent”) is entered into by and between Ameron (Pte) Ltd. (the “Company”), the Parent Guarantor and each of the Subsidiary Guarantors, on the one hand, and The Prudential Insurance Company of America (“Prudential”), on the other hand.
1.    Background. The Company and Prudential are party to that certain Note Purchase Agreement, dated as of November 25, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”). Capitalized terms not defined herein shall have the meanings given to such terms in the Note Agreement.
2.    Limited Consents. At the request of the Company, the Required Holders hereby consent, effective as of June 30, 2011, to the Parent Guarantor's entering into a merger agreement (the “Merger Agreement”) with National Oilwell Varco, Inc. pursuant to which National Oilwell Varco, Inc. will acquire (whether by merger or otherwise) substantially all of the Capital Stock of the Parent Guarantor. Notwithstanding the foregoing, it is understood and agreed that the consummation of such merger or acquisition contemplated by the Merger Agreement shall constitute a Change of Control and result in an immediate Event of Default.
In addition, at the request of the Company, the Required Holders hereby consent to the prepayment in full of the Notes on not less than 3 Business Days' prior written notice, notwithstanding the reference to “30 days” in Section 8.2 of the Note Agreement, provided that such prepayment shall otherwise comply with the requirements of Section 8.2 of the Note Agreement.
Each of the consents contained herein is a one-time consent and is expressly limited to the purposes and matters set forth herein. Nothing contained herein shall constitute a waiver or modification of any other rights or remedies any holder of Notes may have under any Note Document or applicable law.
3.    Amendment. Section 8.11(a) of the Credit Agreement (including all defined terms applicable thereto as set forth in the Credit Agreement), upon giving effect to the amendments provided for in the Tenth Amendment, is hereby incorporated by reference into the Multiparty Guaranty as Section 13(d)(ii) thereof (in lieu and in replacement of Section 13(d)(ii) as in effect immediately prior to such incorporation by reference) as if set forth fully therein, mutatis mutandis, and such provision (including all defined terms applicable thereto) may not thereafter be waived, amended or modified under the Multiparty Guaranty except pursuant to the provisions of Section 16 thereto.
4.    Contingent Amendments. If on November 30, 2011 any amount evidenced by the Notes remains unpaid and the Merger Agreement has not been duly terminated, then, effective as of November 30, 2011:

(i)    Section 8.11(b) of the Credit Agreement (including all defined terms applicable thereto as set forth in the Credit Agreement), as such provision is in effect on the date hereof, shall be incorporated by reference into the Multiparty Guaranty as Section 13(d)(i) thereof (in lieu and in replacement of Section 13(d)(i) as in effect immediately prior to such incorporation by reference) as if set forth fully therein, mutatis mutandis, and such provision (including all defined terms applicable thereto) may not thereafter be waived, amended or modified under the Multiparty Guaranty except pursuant to the provisions of Section 16 thereto;
(ii)    Section 8.11(c) of the Credit Agreement (including all defined terms applicable thereto as set forth in the Credit Agreement), as such provision is in effect on the date hereof, shall be incorporated by reference into the Multiparty Guaranty as Section 13(d)(iii) thereof (in lieu and in replacement of Section 13(d)(iii) as in effect immediately prior to such incorporation by reference) as if set forth fully therein, mutatis mutandis, and such provision (including all defined terms applicable thereto) may not thereafter be waived, amended or modified under the Multiparty Guaranty except pursuant to the provisions of Section 16 thereto; and
(iii)    Section 8.11(d) of the Credit Agreement (including all defined terms applicable thereto as set forth in the Credit Agreement), as such provision is in effect on the date hereof, shall be incorporated by reference into the Multiparty Guaranty as Section 13(d)(iv) thereof (in lieu and in replacement of Section 13(d)(iv) as in effect immediately prior to such incorporation by reference) as if set forth fully therein, mutatis mutandis, and such provision (including all defined terms applicable thereto) may not thereafter be waived, amended or modified under the Multiparty Guaranty except pursuant to the provisions of Section 16 thereto.
5.    Conditions to Effectiveness. The limited consents provided in Section 2 hereof shall become effective as of June 30, 2011 upon receipt by Prudential of: (a) a copy of this Consent duly executed and delivered by the Company, the Parent Guarantor, the Subsidiary Guarantors and Prudential; (b) a fully and duly executed and delivered copy of a corresponding consent with respect to the Credit Agreement, in form and substance satisfactory to Prudential, which concurrently or previously shall have become effective; and (c) a fully and duly executed and delivered copy of the Tenth Amendment to Credit Agreement, dated as of September 30, 2011 (the “Tenth Amendment”), among the Parent Guarantor, the Subsidiary Guarantors, the Bank Lenders and Bank of America, N.A., as administrative agent for the Bank Lenders, including, without limitation, the consent of the requisite Bank Lenders to the transactions effected hereby and otherwise in form and substance satisfactory to Prudential, which Tenth Amendment concurrently or previously shall have become effective.
6.    Consent to Tenth Amendment. The Required Holders hereby consent to the amendment effected in Section 1(a) of the Tenth Amendment.
7.    Counterparts. This Consent may be executed in any number of counterparts (including facsimile or secure electronic format (.pdf) signatures). This Consent is a Note Document.
8.    Governing Law. This Consent shall be governed by and construed in accordance with the laws of the State of New York.
[Signature pages follow]

Sincerely,
The Prudential Insurance Company of America

By:	/s/ David Nguyen
Name:	David Nguyen
Title:	Vice President